FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

Aircastle Announces First Quarter 2019 Results

Total Revenues Rose 5.5% to $213.9 million; Book Value per share increased 8.7% versus Q1:18
Declared Second Quarter 2019 Dividend of $0.30 per Common Share

Key First Quarter 2019 Financial Metrics

•	Total revenues were $213.9 million

•	Total lease rental and direct financing and sales-type lease revenues were $189.7 million

•	Net income was $34.8 million, or $0.46 per diluted common share

•	Adjusted net income(1) was $39.6 million, or $0.52 per diluted common share

•	Adjusted EBITDA(1) was $199.3 million

•	Cash ROE(1) was 11.8%; net cash interest margin was 7.3%
First Quarter 2019 Highlights

•	Acquired fourteen narrow-body aircraft for $444.7 million; committed to acquire twelve additional narrow-bodies for $385 million

•	Sold four older narrow-body aircraft for $56.3 million and a gain on sale of $12.0 million

•	Declared our 52nd consecutive quarterly dividend

•	Repurchased $8.7 million of our shares year-to-date at average price of $17.57 per share
Stamford, CT.  May 2, 2019 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported first quarter 2019 net income of $34.8 million, or $0.46 per diluted common share, and adjusted net income

________________________________________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

of $39.6 million, or $0.52 per diluted common share. The first quarter results included total lease rental and direct financing and sales-type lease revenues of $189.7 million, versus $186.9 million in the first quarter of 2018, an increase of 1.5%.
Commenting on the results, Mike Inglese, Aircastle’s Chief Executive Officer, stated, “Aircastle continued to deliver strong financial results in the first quarter of 2019. By focusing on value-added growth opportunities, we have acquired or committed to acquire $830 million of attractively priced aircraft thus far in 2019, while simultaneously improving the quality and composition of our fleet. Our acquisitions consist entirely of modern, narrow-body aircraft where we continue to see very strong demand from our airline customers.”
Mr. Inglese continued, “Our asset management skills were recently highlighted, with the successful recovery and transition of ten Airbus A320-200 aircraft from Avianca Brazil to LATAM Airlines Group S.A. In line with our earlier expectations, the aircraft will begin to return to service during the second quarter. In addition, we have lease commitments and are in the process of transitioning the seven Boeing 737 family aircraft that were previously on-lease with Jet Airways.”
Mr. Inglese concluded, “As a professional manager of commercial aircraft, we will continue to be responsible stewards of investor capital. Since our initial public offering in 2006 we have acquired nearly $16 billion of aircraft, paid out $880 million of dividends, and have repurchased more than $270 million of our shares at an average price of $14.57. We are dedicated to creating long-term value for our shareholders, and our sensible, balanced capital allocation strategy positions us well moving forward.”
Financial Results

(In thousands, except share data)	Three Months Ended March 31,
	2019	2018
Lease rental and direct financing and sales-type lease revenues	$189,677	$186,925
Total revenues	$213,927	$202,680
Adjusted EBITDA(1)	$199,347	$191,145
Net income	$34,810	$57,547
Per common share - Diluted	$0.46	$0.73
Adjusted net income(1)	$39,616	$56,751
Per common share - Diluted	$0.52	$0.72
_______________

(1)	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.
First Quarter Results
Net income for the quarter was $34.8 million, a decrease of $22.7 million versus the prior year, while adjusted net income was $39.6 million, a decrease of $17.1 million. Higher total revenues of $11.2 million were offset by higher depreciation of $9.7 million, driven by the effect of net aircraft acquired since the beginning of 2018; higher maintenance expense of $6.4 million due to transition related costs; higher interest expense of $6.4 million from higher average debt balances; and higher combined hedging related costs and income taxes of $9.2 million.
Total revenues were $213.9 million, an increase of $11.2 million, or 5.5%, from the previous year. The increase was driven by a $2.8 million rise in lease rental and direct financing and sales-type lease revenues, a $6.2 million increase in the gain on the sale of flight equipment, and a $4.4 million increase in maintenance revenues. Rental revenues were 1.5% higher due to the positive impact of aircraft acquisitions, partly offset by aircraft sold, and the impact of the bankruptcies of Avianca Brazil and Jet Airways. While rental revenues were $2.8 million higher in the first quarter of 2019 versus the prior year, the unrecognized rental revenue from the two bankrupt airlines totaled $15.9 million for the quarter, or approximately $0.21 per diluted share. Maintenance revenues improved mainly due to higher lease transitions versus the prior year. Gain on sale was higher driven by the sale of four aircraft at larger gains versus the prior year and two aircraft which were reclassified as net investment in direct financing and sales-type leases.
Adjusted EBITDA for the first quarter was $199.3 million, an increase of $8.2 million, or 4.3%, from the first quarter of 2018. The increase was due to higher rental revenues, higher maintenance revenues, and higher gains from aircraft sales, partly offset by higher maintenance related costs.
Aviation Assets
During the first quarter 2019, we acquired fourteen aircraft for $445 million and made commitments to acquire twelve additional aircraft in 2019 for $385 million. These 26 aircraft have a weighted average age of 7.8 years and a weighted average remaining lease term of 4.8 years. All of the aircraft that we have acquired or have committed to acquire this year are narrow-body aircraft.
As of March 31, 2019, Aircastle owned 259 aircraft having a net book value of $7.6 billion. We also manage fifteen aircraft with a net book value of $686 million dollars on behalf of our joint ventures.

Owned Aircraft	As of March 31, 2019(1)	As of March 31, 2018(1)
Net Book Value of Flight Equipment ($ mils.)	$7,645	$6,677
Net Book Value of Unencumbered Flight Equipment ($ mils.)	$6,298	$5,304
Number of Aircraft	259	222
Number of Unencumbered Aircraft	228	193
Weighted Average Fleet Age (years)(2)	9.4	9.3
Weighted Average Remaining Lease Term (years)(2)	4.5	4.8
Weighted Average Fleet Utilization for the quarter ended(3)	93.7%	99.4%
Portfolio Yield for the quarter ended(2)(4)	10.5%	11.5%
Net Cash Interest Margin(5)	7.3%	8.3%

Managed Aircraft on behalf of Joint Ventures
Net Book Value of Flight Equipment ($ mils.)	$686	$634
Number of Aircraft	15	12
_______________

(1)	Calculated using net book value of flight equipment held for lease and net investment in direct financing and sales-type leases at period end.

(2)	Weighted by net book value.

(3)
Aircraft on-lease days as a percent of total days in period weighted by net book value. The decrease from our historical utilization rate was due to discontinued revenue recognition from eleven aircraft from Avianca Brazil and seven aircraft from Jet Airways during the three months ended March 31, 2019.

(4)
Lease rental revenue, interest income and cash collections on our net investment in direct financing and sales-type leases for the period as a percent of the average net book value for the period; quarterly information is annualized. Based on the growing level of direct financing and sales-type lease revenue management revised the calculation of portfolio yield to include our net investment in direct financing and sales-type leases in the average net book value and to include the interest income and cash collections on our net investment in direct financing and sales-type leases in lease rentals.

(5)
Net Cash Interest Margin = Lease rental yield including direct financing and sales-type lease revenue and collections minus interest on borrowings, net of settlements on interest rate derivatives, and other liabilities / average NBV of flight equipment for the period calculated on a quarterly basis, annualized.

Financing Activity
At the end of the first quarter of 2019, the current undrawn available balance under our committed credit facilities totaled $705 million. Borrowings under our credit facilities totaled $375 million at the end of the first quarter of 2019.

Common Dividend

On April 30, 2019, Aircastle’s Board of Directors declared a second quarter 2019 cash dividend on its common shares of $0.30 per share, payable on June 14, 2019 to shareholders of record on May 31, 2019. This is our 52nd consecutive dividend.

Share Repurchases

Since the beginning of the year, the Company acquired approximately 497,000 shares at an average price of $17.57 per share. Aircastle’s Board of Directors previously authorized a $100 million share repurchase program, and there is approximately $76 million remaining under this authorization. Since 2011, the Company has repurchased 18.5 million shares at an average cost of $14.57 per share.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, May 2, 2019 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (800) 667-5617 (from within the U.S. and Canada) or (334) 323-0509 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode "6382988".

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, June 1, 2019 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “6382988”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of March 31, 2019, Aircastle owned and managed on behalf of its joint ventures 274 aircraft leased to 86 customers located in 47 countries.

Safe Harbor

All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA, Adjusted Net Income, Cash Return on Equity and Net Cash Interest Margin and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's 2018 Annual Report on Form 10-K. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Cash and cash equivalents	$92,629	$152,719
Restricted cash and cash equivalents	15,579	15,134
Accounts receivable	15,636	15,091
Flight equipment held for lease, net of accumulated depreciation of $1,276,266 and $1,221,985, respectively	7,138,689	6,935,585
Net investment in direct financing and sales-type leases	505,964	469,180
Unconsolidated equity method investments	76,306	69,111
Other assets	177,398	214,361
Total assets	$8,022,201	$7,871,181

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net of debt issuance costs and discounts	$773,153	$798,457
Borrowings from unsecured financings, net of debt issuance costs and discounts	4,128,491	3,962,896
Accounts payable, accrued expenses and other liabilities	156,887	153,341
Lease rentals received in advance	91,190	87,772
Security deposits	124,989	120,962
Maintenance payments	734,552	739,072
Total liabilities	6,009,262	5,862,500

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 75,077,638 shares issued and outstanding at March 31, 2019; and 75,454,511 shares issued and outstanding at December 31, 2018	751	754
Additional paid-in capital	1,460,564	1,468,779
Retained earnings	551,624	539,332
Accumulated other comprehensive loss	—	(184)
Total shareholders’ equity	2,012,939	2,008,681
Total liabilities and shareholders’ equity	$8,022,201	$7,871,181

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Lease rental revenue	$181,234	$177,483
Direct financing and sales-type lease revenue	8,443	9,442
Amortization of lease premiums, discounts and incentives	(5,711)	(3,128)
Maintenance revenue	16,401	11,991
Total lease revenue	200,367	195,788
Gain on sale of flight equipment	12,002	5,768
Other revenue	1,558	1,124
Total revenues	213,927	202,680
Operating expenses:
Depreciation	84,735	75,002
Interest, net	63,463	57,108
Selling, general and administrative (including non-cash share-based payment expense of $2,726 and $2,378 for the three months ended March 31, 2019 and 2018, respectively)	18,000	17,835
Maintenance and other costs	7,404	988
Total operating expenses	173,602	150,933

Total other income (expense)	(2,061)	3,174

Income from continuing operations before income taxes and earnings (loss) of unconsolidated equity method investments	38,264	54,921
Income tax provision (benefit)	3,098	(844)
Earnings (loss) of unconsolidated equity method investments, net of tax	(356)	1,782
Net income	$34,810	$57,547
Earnings per common share — Basic:
Net income per share	$0.46	$0.73
Earnings per common share — Diluted:
Net income per share	$0.46	$0.73
Dividends declared per share	$0.30	$0.28

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$34,810	$57,547
Adjustments to reconcile net income to net cash and restricted cash provided by operating activities:
Depreciation	84,735	75,002
Amortization of deferred financing costs	3,364	3,533
Amortization of lease premiums, discounts and incentives	5,711	3,128
Deferred income taxes	3,164	1,306
Non-cash share-based payment expense	2,726	2,378
Cash flow hedges reclassified into earnings	184	301
Collections on direct financing and sales-type leases	5,925	6,493
Security deposits and maintenance payments included in earnings	(14,975)	(665)
Gain on sale of flight equipment	(12,002)	(5,768)
Other	1,613	(4,501)
Changes in certain assets and liabilities:
Accounts receivable	(3,662)	4,320
Other assets	(1,030)	(2,666)
Accounts payable, accrued expenses and other liabilities	(7,337)	(57)
Lease rentals received in advance	3,134	8,554
Net cash and restricted cash provided by operating activities	106,360	148,905
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(355,817)	(82,493)
Proceeds from sale of flight equipment	56,307	43,917
Net investment in direct financing and sales-type leases	—	(16,256)
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	19,697	2,900
Unconsolidated equity method investments and associated costs	(7,551)	—
Other	1,118	1,320
Net cash and restricted cash used in investing activities	(286,246)	(50,612)
Cash flows from financing activities:
Repurchase of shares	(11,424)	(9,413)
Proceeds from secured and unsecured debt financings	215,000	—
Repayments of secured and unsecured debt financings	(76,131)	(101,725)
Deferred financing costs	(1,921)	—
Security deposits and maintenance payments received	45,149	53,674
Security deposits and maintenance payments returned	(27,914)	(20,262)
Dividends paid	(22,518)	(22,085)
Net cash and restricted cash used in financing activities	120,241	(99,811)
Net increase in cash and restricted cash	(59,645)	(1,518)
Cash and restricted cash at beginning of period	167,853	233,857
Cash and restricted cash at end of period	$108,208	$232,339

Reconciliation to Consolidated Balance Sheets:
Cash and cash equivalents	$92,629	$210,815
Restricted cash and cash equivalents	15,579	21,524

Unrestricted and restricted cash and cash equivalents	$108,208	$232,339

______________________
(1) As part of the Company’s adoption of FASB ASC 842, we classified collections on direct financing and sales-type leases within operating activities on our Consolidated Statement of Cash Flows for the three months ended March 31, 2019. This had previously been included in investing activities. The presentation for the three months ended March 31, 2018, has also been reclassified to conform to the current period presentation. The standard did not have a material impact on our consolidated financial statements and related disclosures.

Aircastle Limited and Subsidiaries
Selected Financial Guidance Elements for the Second Quarter of 2019
($ in millions, except for percentages)
(Unaudited)

Guidance Item	Q2:19
Lease rental revenue(1)	$186 - $190
Direct financing and sales-type lease revenue	$8 - $9
Amortization of net lease discounts and lease incentives	$(5) - $(6)
Maintenance revenue(2)	$16 - $20
Gain on sale of flight equipment	$4 - $8
Depreciation	$87 - $90
Interest, net	$66 - $69
SG&A(3)	$18 - $19
Full year effective tax rate	7% - 9%
_______________

(1)	Reflects the return to service of Avianca Brazil and Jet Airways aircraft commencing in Q2:19.

(2)	Includes $10.1M of net maintenance revenue (maintenance reserves net of a transactional impairment) in connection with the early return of seven aircraft from Jet Airways.

(3)	Includes $3.2M of non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$213,927	$202,680

EBITDA(1)	$191,817	$191,941

Adjusted EBITDA(1)	$199,347	$191,145

Net income	$34,810	$57,547
Net income allocable to common shares	$34,609	$57,232
Per common share - Basic	$0.46	$0.73
Per common share - Diluted	$0.46	$0.73

Adjusted net income(1)	$39,616	$56,751
Adjusted net income allocable to common shares	$39,387	$56,440
Per common share - Basic	$0.53	$0.72
Per common share - Diluted	$0.52	$0.72

Basic common shares outstanding	74,704	78,367
Diluted common shares outstanding(2)	75,274	78,595
_______________

(1)	Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

(2)	For the three months ended March 31, 2019 and March 31, 2018 dilutive shares represented contingently issuable shares related to the Company’s PSUs.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$34,810	$57,547
Depreciation	84,735	75,002
Amortization of lease premiums, discounts and incentives	5,711	3,128
Interest, net	63,463	57,108
Income tax provision (benefit)	3,098	(844)
EBITDA	191,817	191,941
Adjustments:
Equity share of joint venture impairment	2,724	—
Non-cash share-based payment expense	2,726	2,378
Loss (gain) on mark-to-market of interest rate derivative contracts	2,080	(3,174)
Adjusted EBITDA	$199,347	$191,145

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$34,810	$57,547
Loss (gain) on mark-to-market of interest rate derivative contracts(1)	2,080	(3,174)
Non-cash share-based payment expense(2)	2,726	2,378

Adjusted net income	$39,616	$56,751
_______________

(1)	Included in Other income (expense).

(2)	Included in Selling, general and administrative expenses.

Management believes that ANI, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about operating and period-over-period performance and additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting, changes related to refinancing activity and non-cash share-based payment expense.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Cash Return on Equity Calculation
(Dollars in thousands)
(Unaudited)

Period	CFFO	Gain on Sale of Flight Equipment	Deprec.	Cash Earnings	Average Shareholders Equity	Trailing Twelve Month Cash ROE
Q1:15	$498,536	$28,289	$300,284	$226,541	$1,682,857	13.5%
Q1:16	$525,569	$64,597	$320,584	$269,582	$1,769,981	15.2%
Q1:17	$499,768	$27,052	$307,743	$219,077	$1,804,573	12.1%
Q1:18	$534,771	$60,176	$294,492	$300,455	$1,881,633	16.0%
Q1:19	$510,008	$43,000	$320,583	$232,425	$1,976,235	11.8%
Pro-forma Q1:19	$525,899	$43,000	$320,583	$248,316	$1,976,235	12.6%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (“Cash ROE”) when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Pro forma Q1:19 estimates the impact of the Avianca Brazil and Jet Airways bankruptcies on cash ROE

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Net Cash Interest Margin Calculation
(Dollars in thousands)
(Unaudited)

Period	Average NBV	Quarterly Rental Revenue(1)	Cash Interest(2)	Annualized Net Cash Interest Margin(1)(2)
Q1:15	$5,743,035	$181,027	$50,235	9.1%
Q2:15	$5,967,898	$189,238	$51,413	9.2%
Q3:15	$6,048,330	$191,878	$51,428	9.3%
Q4:15	$5,962,874	$188,491	$51,250	9.2%
Q1:16	$5,988,076	$186,730	$51,815	9.0%
Q2:16	$5,920,030	$184,469	$55,779	8.7%
Q3:16	$6,265,175	$193,909	$57,589	8.7%
Q4:16	$6,346,361	$196,714	$58,631	8.7%
Q1:17	$6,505,355	$200,273	$58,839	8.7%
Q2:17	$6,512,100	$199,522	$55,871	8.8%
Q3:17	$5,985,908	$184,588	$53,457	8.8%
Q4:17	$6,247,581	$187,794	$53,035	8.6%
Q1:18	$6,700,223	$193,418	$53,978	8.3%
Q2:18	$6,721,360	$193,988	$53,979	8.3%
Q3:18	$6,787,206	$200,354	$54,521	8.6%
Q4:18	$7,136,627	$200,027	$60,348	7.8%
Q1:19	$7,449,957	$195,601	$60,279	7.3%
Pro-forma Q1:19	$7,449,957	$211,501	$60,279	8.1%
_______________

(1)
Based on the growing level of direct financing and sales-type lease revenue, management revised the calculation of net cash interest margin to include our net investment in direct financing and sales-type leases in the average net book value and to include the interest income and cash collections on our net investment in direct financing and sales-type lease in lease rentals. The calculation of net cash interest margin for all prior periods presented is revised to be comparable with the current period presentation.

(2)
Excludes loan termination payments of $1.5 million and $3.5 million in the first quarter and fourth quarter of 2016, respectively, and loan termination payments of $1.0 million in both the second and third quarters of 2017.

We define net cash interest margin as lease rentals from operating leases, interest income and cash collections from direct financing and sales-type leases minus interest on borrowings, net settlements on interest rate derivatives and other liabilities adjusted for loan termination payments divided by the average net book of flight equipment (which includes net investment on direct financing and sales-type leases) for the period calculated on a quarterly and annualized basis.
Management believes that net cash interest margin, when viewed in conjunction with the Company’s results under U.S. GAAP and the above reconciliation, provides useful information about the effective deployment of our capital in the context of the yield on our aircraft assets, the utilization of those assets by our lessees, and our ability to borrow efficiently.
Pro-forma Q1:19 estimates the impact of the Avianca Brazil and Jet Airways bankruptcies on annualized net cash interest margin.

Aircastle Limited and Subsidiaries
Presentation of Reclassification of Collections on Direct Financing and Sales-Type Leases
(Dollars in thousands)
(Unaudited)

As part of the Company’s adoption of FASB ASC 842, we classified collections on direct financing and sales-type leases within operating activities on our Consolidated Statement of Cash Flows for the three months ended March 31, 2019. This had previously been included in investing activities. The presentation for the three months ended March 31, 2018, has also been reclassified to conform to the current period presentation:

Three Months Ended March 31, 2018
Net cash and restricted cash provided by operating activities as previously reported	$142,412
Collections on direct financing and sales-type leases	6,493
Net cash and restricted cash provided by operating activities	$148,905

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Shares Issued and Outstanding	Shareholders' Equity	Book Value per share	% Change
Q1:15	81,181	1,753,552	21.60	1.7%
Q1:16	78,811	1,770,884	22.47	4.0%
Q1:17	78,718	1,856,084	23.58	4.9%
Q1:18	78,539	1,937,454	24.67	4.6%
Q1:19	75,078	2,012,939	26.81	8.7%

		Q1:15 - Q1:19 CAGR		5.6%

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2019
Weighted-average shares:	Shares	Percent
Common shares outstanding – Basic	74,704	99.42%
Unvested restricted common shares	435	0.58%
Total weighted-average shares outstanding	75,138	100.00%

Common shares outstanding – Basic	74,704	99.24%
Effect of dilutive shares(1)	570	0.76%
Common shares outstanding – Diluted	75,274	100.00%

Net income allocation
Net income	$34,810	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(201)	(0.58)%
Earnings available to common shares	$34,609	99.42%

Adjusted net income allocation
Adjusted net income	$39,616	100.00%
Amounts allocated to unvested restricted shares	(229)	(0.58)%
Amounts allocated to common shares – Basic and Diluted	$39,387	99.42%
_______________

(1)
For the three months ended March 31, 2019, distributed and undistributed earnings to restricted shares were 0.58% of net income and adjusted net income. The amount of restricted share forfeitures for the periods presented are immaterial to the allocation of distributed and undistributed earnings.

(2)	For the three months ended March 31, 2019, dilutive shares represented contingently issuable shares.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2018
Weighted-average shares:	Shares	Percent
Common shares outstanding – Basic	78,367	99.45%
Unvested restricted common shares	431	0.55%
Total weighted-average shares outstanding	78,798	100.00%

Common shares outstanding – Basic	78,367	99.71%
Effect of dilutive shares(1)	228	0.29%
Common shares outstanding – Diluted	78,595	100.00%

Net income allocation
Net income	$57,547	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares(2)	(315)	(0.55)%
Earnings available to common shares	$57,232	99.45%

Adjusted net income allocation
Adjusted net income	$56,751	100.00%
Amounts allocated to unvested restricted shares	(311)	(0.55)%
Amounts allocated to common shares – Basic and Diluted	$56,440	99.45%
_______________

(1)
For the three months ended March 31, 2018, distributed and undistributed earnings to restricted shares were 0.55% of net income and adjusted net income. The amount of restricted share forfeitures for the periods presented are immaterial to the allocation of distributed and undistributed earnings.

(2)	For the three months ended March 31, 2018, dilutive shares represented contingently issuable shares.